GLOBE LIFE INC. REPORTS
Third Quarter 2023 Results

McKinney, TX, October 25, 2023—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended September 30, 2023, net income was $2.68 per diluted common share, compared with $1.94 per diluted common share for the year-ago quarter. Net operating income for the quarter was $2.71 per diluted common share, compared with $2.19 per diluted common share for the year-ago quarter.

The results included herein reflect the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI). Globe Life Inc. implemented the standard on January 1, 2023 using the modified retrospective transition method at adoption. As a result of this election, the prior year figures have been restated as of January 1, 2021 with impacts to Shareholders' Equity, underwriting margins and net income.

HIGHLIGHTS:

●	Net income as an ROE(1) was 22.6% for the nine months ended September 30, 2023. Net operating income as an ROE(1) excluding accumulated other comprehensive income (AOCI) was 14.7% for the same period.

●	Net income(1) increased 35% and net operating income(1) increased 21% over the year-ago quarter.

●	At the American Income Division, both life net sales and premiums increased 6% over the year-ago quarter. Additionally, the average producing agent count increased 16% over the year-ago quarter.

●
At the Liberty National Division, life net sales and health net sales increased over the year-ago quarter by 31% and 19%, respectively. Additionally, life premiums increased 7% and the average producing agent count increased 20% over the year-ago quarter.

●
At the Family Heritage Division, health net sales increased 15% and premiums increased 8% over the year-ago quarter. Additionally, the average producing agent count increased 7% over the year-ago quarter.

●	Net investment income grew 8% over the year-ago quarter.

●	753,614 shares of Globe Life Inc. common stock were repurchased during the quarter.

(1)Includes a $3.2 million remeasurement gain due to the unlocking of assumptions in the third quarter of 2023, as compared to a $36.5 million remeasurement loss due to the unlocking of assumptions in the year-ago quarter. These amounts, along with the experience-related adjustments, are included within the remeasurement gain or loss in the Consolidated Statement of Operations.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q3 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended September 30, 2023 and 2022:

Operating Summary
	Per Share
	Three Months Ended September 30,			Three Months Ended September 30,
	2023	2022	% Chg.	2023	2022	% Chg.
Insurance underwriting income(2)	$3.38	$2.82	20	$324,330	$277,005	17
Excess investment income(2)	0.35	0.24	46	33,918	23,983	41
Interest on debt	(0.27)	(0.24)	13	(25,955)	(23,965)	8
Parent Company expense	(0.03)	(0.03)		(2,581)	(2,556)
Income tax expense	(0.67)	(0.54)	24	(63,903)	(53,146)	20
Stock compensation benefit (expense), net of tax	(0.06)	(0.07)		(6,096)	(6,583)
Net operating income	2.71	2.19	24	259,713	214,738	21

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.02)	(0.23)		(1,732)	(23,033)
Non-operating expenses	(0.01)	—		(898)	—
Legal proceedings	—	(0.01)		—	(1,119)
Net income(3)	$2.68	$1.94		$257,083	$190,586

Weighted average diluted shares outstanding	95,818	98,148
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q3 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Nine Months Ended September 30,
	2023	2022
Net income	$695,953	$652,043
Net operating income	759,231	709,706
Net income as an ROE(1)	22.6%	30.6%
Net operating income as an ROE (excluding AOCI)	14.7%	14.8%

	September 30,
	2023	2022
Shareholders' equity	$4,623,131	$3,609,969
Impact of adjustment to exclude AOCI	2,458,974	2,960,710
Shareholders' equity, excluding AOCI	$7,082,105	$6,570,679

Book value per share	$48.51	$36.88
Impact of adjustment to exclude AOCI	25.80	30.25
Book value per share, excluding AOCI	$74.31	$67.13
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS:

Life insurance accounted for 75% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 24% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 6% for the quarter, and net health sales increased 16%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended September 30, 2023 and 2022:

Insurance Premium Revenue
	Quarter Ended
	September 30, 2023	September 30, 2022	% Chg.
Life insurance	$788,099	$758,875	4
Health insurance	331,236	320,406	3
Annuity	—	1
Total	$1,119,335	$1,079,282	4

GL Q3 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended September 30, 2023 and 2022:

Insurance Underwriting Income
	Quarter Ended
	September 30, 2023	% of Premium	September 30, 2022	% of Premium	% Chg.
Insurance underwriting margins:
Life	$300,088	38	$247,884	33	21
Health	96,700	29	101,132	32	(4)
Annuity	2,077		2,638
	398,865		351,654		13
Other income	50		399
Administrative expenses	(74,585)		(75,048)		(1)
Insurance underwriting income	$324,330		$277,005		17
Per share	$3.38		$2.82		20

The ratio of administrative expenses to premium was 6.7%, compared with 7.0% for the year-ago quarter.

GL Q3 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies: American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division (Direct to Consumer).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	September 30,
	2023		2022
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$181,098	45	$167,658	44	8
Direct to Consumer	63,058	25	33,894	14	86
Liberty National	27,426	31	19,756	24	39
Other	28,506	55	26,576	51	7
Total	$300,088	38	$247,884	33	21

Life Premium
	Quarter Ended
	September 30,
	2023	2022	% Chg.
American Income	$400,214	$378,258	6
Direct to Consumer	247,858	246,021	1
Liberty National	88,199	82,273	7
Other	51,828	52,323	(1)
Total	$788,099	$758,875	4

Life Net Sales(1)
	Quarter Ended
	September 30,
	2023	2022	% Chg.
American Income	$81,066	$76,405	6
Direct to Consumer	26,497	28,774	(8)
Liberty National	24,165	18,513	31
Other	2,469	2,321	6
Total	$134,197	$126,013	6
(1)Net sales, a statistical performance measure, is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q3 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	September 30,
	2023		2022
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$15,473	11	$15,516	12	—
Family Heritage	35,605	36	36,560	40	(3)
Liberty National	25,082	54	27,121	59	(8)
American Income	19,033	62	19,258	65	(1)
Direct to Consumer	1,507	9	2,677	15	(44)
Total	$96,700	29	$101,132	32	(4)

Health Premium
	Quarter Ended
	September 30,
	2023	2022	% Chg.
United American	$137,077	$134,832	2
Family Heritage	99,828	92,131	8
Liberty National	46,643	45,957	1
American Income	30,535	29,753	3
Direct to Consumer	17,153	17,733	(3)
Total	$331,236	$320,406	3

Health Net Sales(1)
	Quarter Ended
	September 30,
	2023	2022	% Chg.
United American	$15,740	$13,144	20
Family Heritage	25,312	22,090	15
Liberty National	8,652	7,267	19
American Income	4,673	4,206	11
Direct to Consumer	516	574	(10)
Total	$54,893	$47,281	16
(1)Net sales, a statistical performance measure, is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q3 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	September 30,			June 30,
	2023	2022	% Chg.	2023
American Income	10,983	9,477	16	10,488
Liberty National	3,339	2,784	20	3,180
Family Heritage	1,323	1,233	7	1,345

(1) The quarterly average producing agent count is based on the actual count at the end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	September 30,
	2023	2022	% Chg.
Net investment income	$266,926	$246,711	8
Interest on policy liabilities(1)	(233,008)	(222,728)	5
Excess investment income	$33,918	$23,983	41
Per share	$0.35	$0.24	46
(1)Interest on policy liabilities is a component of total policyholder benefits, a GAAP measure. The amounts presented for 2022 have been retrospectively adjusted to exclude the interest on deferred acquisition costs due to the LDTI standard and the interest on debt.

Net investment income increased 8.2%, and average invested assets increased 3.6%. Required interest on policy liabilities increased 4.6%, and average policy liabilities also increased 4.6%.

GL Q3 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at September 30, 2023 is as follows:

Investment Portfolio
	As of
	September 30, 2023
	Amount	% of Total
Fixed maturities at fair value(1)	$16,260,034	90
Policy loans	644,553	4
Other long-term investments(2)	1,050,106	6
Short-term investments	83,934	—
Total	$18,038,627
(1) As of September 30, 2023, fixed maturities at amortized cost were $18.9 billion, net of $7.5 million of allowance for credit losses.
(2) Includes $782 million of investments accounted for under the fair value option which have a cost of $762 million as of September 30, 2023.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of September 30, 2023 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	September 30, 2023
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,582,102	$444,464	$15,026,566
Municipals	3,319,521	—	3,319,521
Government, agencies and GSEs	437,467	—	437,467
Collateralized debt obligations	—	36,843	36,843
Other asset-backed securities	74,951	11,845	86,796
Total	$18,414,041	$493,152	$18,907,193
Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at September 30, 2023 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
September 30, 2023	$18,914,693	$(7,500)	$(2,647,159)	$16,260,034

At amortized cost, net of allowance for credit losses, 97% of fixed maturities (97% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.19% during the third quarter of 2023, compared with 5.17% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q3 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	September 30,
	2023	2022
Amount	$426,867	$430,578
Average annual effective yield	6.1%	5.6%
Average rating	A+	A
Average life (in years) to:
Next call	16.6	11.9
Maturity	26.6	17.7

SHARE REPURCHASE:

During the quarter, the Company repurchased 753,614 shares of Globe Life Inc. common stock at a total cost of $84 million and an average share price of $111.52.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING December 31, 2023:

Globe Life projects net operating income between $10.49 to $10.65 per diluted common share for the year ending December 31, 2023. For the year ending December 31, 2024, we estimate that net operating income per share will be in the range of $11.00 to $11.60.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q3 2023 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the continued impact of the recent pandemic, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;

2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);

3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;

4) Interest rate changes that affect product sales and/or investment portfolio yield;

5) General economic, industry sector or individual borrowers’ financial conditions that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;

6) Changes in pricing competition;

7) Litigation results;

8) Levels of administrative and operational efficiencies that differ from our assumptions;

9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;

10) The customer response to new products and marketing initiatives;

11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;

12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems; and

13) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.

Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q3 2023 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its third quarter 2023 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, October 26, 2023. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Policy Acquisition and Chief Strategy Officer
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q3 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022(3)	2023	2022(3)
Revenue:
Life premium	$788,099	$758,875	$2,342,429	$2,264,895
Health premium	331,236	320,406	982,916	956,397
Other premium	—	1	—	1
Total premium	1,119,335	1,079,282	3,325,345	3,221,293
Net investment income	266,926	246,711	785,275	736,317
Realized gains (losses)	(2,193)	(29,155)	(78,963)	(66,845)
Other income	50	399	185	862
Total revenue	1,384,118	1,297,237	4,031,842	3,891,627

Benefits and expenses:
Life policyholder benefits(1)	515,676	545,933	1,536,317	1,533,726
Health policyholder benefits(2)	193,790	182,409	580,676	561,502
Other policyholder benefits	9,578	9,234	27,488	27,928
Total policyholder benefits	719,044	737,576	2,144,481	2,123,156
Amortization of deferred acquisition costs	95,757	88,012	282,159	258,693
Commissions, premium taxes, and non-deferred acquisition costs	138,677	124,768	414,933	376,490
Other operating expense	85,870	88,140	256,074	262,150
Interest expense	25,955	23,965	76,640	65,737
Total benefits and expenses	1,065,303	1,062,461	3,174,287	3,086,226

Income before income taxes	318,815	234,776	857,555	805,401
Income tax benefit (expense)	(61,732)	(44,190)	(161,602)	(153,358)
Net income	$257,083	$190,586	$695,953	$652,043

Basic net income per common share	$2.72	$1.96	$7.29	$6.64

Diluted net income per common share	$2.68	$1.94	$7.20	$6.58
(1)Net of remeasurement gain of $11.3 million for the three months ended September 30, 2023, and a remeasurement loss of $45.2 million for the same period in 2022. Net of remeasurement gain of $16.5 million for the nine months ended September 30, 2023, and a remeasurement loss of $49.3 million for the same period in 2022.
(2)Net of remeasurement gain of $7.8 million for the three months ended September 30, 2023, and a remeasurement gain of $9.7 million for the same period in 2022. Net of remeasurement gain of $8.3 million for the nine months ended September 30, 2023, and a remeasurement gain of $13.8 million for the same period in 2022.
(3)The amounts presented for 2022 have been retrospectively restated due to the adoption of ASU 2018-12.

GL Q3 2023 Earnings Release